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                                                                    EXHIBIT 99.1

                           ENCORE ACQUISITION COMPANY

              LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS
                         FOR TENDER OF ALL OUTSTANDING
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014
                           IN EXCHANGE FOR REGISTERED
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2004, UNLESS SOONER TERMINATED OR EXTENDED. OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To The Depository Trust Company Participants:

     We are enclosing with this letter the materials listed below relating to the offer by Encore Acquisition Company to exchange its 6.25% Senior Subordinated Notes due 2014 fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Exchange Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 6.25% Senior Subordinated Notes due 2014 fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in
Encore's prospectus dated           , 2004 and the related letter of
transmittal.

     We are enclosing copies of the following documents:

          1. Prospectus dated           , 2004;

          2. Letter of transmittal, together with accompanying Substitute Form W-9 Guidelines;

          3. Notice of guaranteed delivery; and

          4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the exchange offer.

     We urge you to contact your clients promptly. Please note that the exchange
offer will expire at 5:00 p.m., New York City time, on           , 2004, unless
sooner terminated or extended.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

     Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Encore and the guarantors that:

     - any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the Exchange Notes within the meaning of the Securities Act;

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Encore or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

     - if such person is a broker-dealer, it will receive Exchange Notes in exchange for Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will
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deliver a prospectus in connection with any resale of such Exchange Notes;
however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
      Act;

     - if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from Encore or any guarantor; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     Encore will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) in connection with the solicitation of tenders of Outstanding Notes under the exchange offer. Encore will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

     Additional copies of the enclosed materials may be obtained from us upon request.

                                         Very truly yours,

                                         ENCORE ACQUISITION COMPANY

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